Exhibit 10.23

Guarantee Agreement by Natural Person for Credit Line Loan

[Unofficial English Translation]

Contract No.: B. 2020 E. 17609 Q.H.-1

Guarantor (Party A): Bao Minfei

Address: No.16, Baisha Futing, Xingzhou Garden, Xihu District, Hangzhou City

Name and Number of Certificate: Citizen ID Card: 510402197304140958 Postal Code: 518000

Fax: Blank                Tel.:13805729242

Creditor (Party B): Shenzhen Branch of China Construction Bank Corporation

Address: Block A, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen City

Legal Representative (Person in Charge): Wang Ye Postal Code: 518000

Fax: 0755-23821111          Tel.: 0755-23828888

Place of Signing: Futian District, Shenzhen City

Whereas Party A is willing to provide guarantee for a series of debts of the Debtor under the Contract for Credit Line Loan (hereinafter referred to as the Contract for Credit Line Loan) with the No. of J.2020 E.17609 Q.H. signed by Party B and Shenzhen United Time Technology Co., Ltd. (hereinafter referred to as the “Debtor”), according to relevant laws, regulations and rules, Party A and Party B have reached an agreement through negotiation to conclude this Contract for mutual compliance.

Article I Master Contract and Guarantee Scope

I. Under the Contract for Credit Line Loan, Party B will sign (and/or has signed) relevant annexes, disbursing application for the credit line loan, notices and other legal documents with the debtor during the valid period of credit line under the Contract for Credit Line Loan for the Debtor to continuously handle the loan business agreed in the Contract for Credit Line Loan.

The Master Contract guaranteed by this Contract includes but is not limited to the above-mentioned Contract for Credit Line Loan and its related annexes, disbursing application for the credit line loan, notice, confirmation, agreement, various types of vouchers and other legal documents forming the relationship between credit rights and debts.

II. The guarantee scope of this guarantee is:

1. The principal balance under the Master Contract that shall not exceed the equivalent (currency) RMB (amount in capital) Fifteen Million Only; and

2. Interest (including compound interest and penalty interest), liquidated damages, indemnity, other payments to be made by the debtor to Party B (including but not limited to the relevant handling fees, telecommunications fees and miscellaneous fees paid by Party B, and relevant bank fees refused to be borne by the Beneficiary under the letter of credit, etc.), and all expenses incurred by Party B to realize the credit rights and security rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notarial fees, delivery fees, announcement fees, legal fees, etc.).

3.The guarantee scope agreed in this Contract is the amount in total of price and tax including value-added tax.

III. If Party A performs the guarantee liabilities according to this Contract, the maximum amount of the guaranteed principal shall be deducted accordingly according to the principal amount paid off by Party A.

IV. Even if the actual formation time of loans, advances, interest, expenses or any other credit rights of Party B under the Master Contract exceeds the valid period of credit line, it still falls within the guarantee scope of this Contract. The expiration date of the debt performance period under the Master Contract shall not be limited by the expiration date of the credit line.

Article II Guarantee Method

The guarantee provided by Party A under this Contract is a joint and several liability guarantee.

Article III Guarantee Period

I. The guarantee period under this Contract shall be calculated separately according to the single loan issued by Party B to the Debtor, i.e. from the date of issuance of the single loan to three years after the expiration of the debt performance period under that loan.

II. If Party B and the Debtor reach an extension agreement on the debt performance period under the Master Contract, the guarantee period shall end at three years after the expiration of the debt performance period re-agreed in the extension agreement. The extension does not require the consent of the Guarantor, but the Guarantor still needs to bear joint and several guarantee liabilities.

III.       If Party B announces the early maturity of the debt in case of any matters stipulated by laws and regulations or agreed in the Master Contract, the guarantee period shall end at three years after the early maturity of the debt.

Article IV Independence of Guarantee Contract

The validity of this Contract is independent of the Master Contract. The failure, invalidity, partial invalidity, cancellation or termination of the Master Contract shall not affect the validity of this Contract. If the Master Contract is confirmed as invalid, ineffective, partially invalid or canceled or terminated, Party A shall also be jointly and severally liable for the debts incurred by the Debtor due to the return of property or compensation for losses.

Article V Change of Master Contract

I. Party A agrees that Party B and the Debtor need not notify Party A of any changes to the Master Contract (including but not limited to extending the debt performance period or increasing the principal amount of credit rights), and Party A shall still assume the guarantee liabilities within the guarantee scope agreed upon in this Contract.

II. Change of Parties

Party A’s guarantee liabilities shall not be reduced or exempted due to any of the following circumstances:

(I) Party B or the Debtor has any restructuring, consolidation, merger, division, increase or decrease of capital, joint venture, joint operation, renaming, etc.;

(II) Party B entrusts a third party to perform its obligations under the Master Contract.

III. If the transfer of credit rights or debts under the Master Contract is not effective, invalid, canceled or terminated, Party A shall still assume joint and several guarantee liabilities to Party B in accordance with this Contract.

IV. If the credit rights under the Master Contract are transferred, the guarantee credit rights under this Contract will be transferred accordingly.

Article VI Guarantee Liability

I. If the debt under the Master Contract expires or Party B announces that the debt expires ahead of schedule according to the stipulations of the Master Contract or legal provisions, the Debtor fails to perform in full and on time, or the Debtor violates other stipulations of the Master Contract, Party A shall assume the guarantee responsibility within the guarantee scope.

II. No matter whether Party B has other guarantees (including but not limited to warranty, mortgage, pledge, letter of guarantee, standby letter of credit and other guarantee methods) for the credit rights under the Master Contract, no matter when the above other guarantees are established and whether they are valid, whether Party B claims rights to other guarantors, and whether or not a third Party Agrees to assume all or part of the debt under the Master Contract, no matter whether other guarantees are provided by the Debtor itself or not, Party A’s guarantee liabilities under this Contract will not be reduced or exempted, Party B may directly require Party A to assume the guarantee liabilities within its guarantee scope in accordance with this Contract, and Party A will not raise any objection.

III. If Party A only provides guarantee for part of the debts under the Master Contract, Party A agrees that even if the debts under the Master Contract are partially eliminated due to the Debtor’s repayment, Party B’s realization of other guarantee rights or any other reasons, Party A shall still bear the guarantee liabilities for the debts that have not yet been eliminated within the guarantee scope in accordance with the stipulations of this Contract.

IV. If the debts under the Master Contract have not been fully paid off after Party A assumes the guarantee liabilities, Party A promises that its claim (including pre-exercise) of subrogation right or recourse right to the Debtor or other guarantors shall not cause any damage to Party B’s interests, and agrees that the repayment of debts under the Master Contract shall have priority over the realization of Party A’s subrogation right or recourse right.

Specifically, before Party B’s credit rights are fully paid off,

(I) Party A agrees not to claim subrogation right or recourse right from the Debtor or other guarantors; if Party A realizes the above rights for any reason, it shall pay off the outstanding credit rights of Party B in priority.

(II) If there is any object guarantee for the debts under the Master Contract, Party A agrees not to claim the guarantee or the proceeds from its disposal for the reason of exercising the subrogation right or for any other reasons, and the above guaranty and the proceeds shall be used to pay off the outstanding credit rights of Party B in priority;

(III) If the Debtor or other guarantors provide counter guarantee for Party A, the amount obtained by Party A based on the above counter guarantee shall be used to pay off the outstanding credit rights of Party B.

V. Party A has fully realized the interest rate risk. If Party B adjusts the interest rate level, interest bearing or interest settlement method according to the agreement in the Master Contract or the change of the national interest rate policy, resulting in an increase in the interest, penalty interest and compound interest payable by the Debtor, Party A shall also bear joint and several guarantee liabilities for the increase.

VI. In addition to the debts under the Master Contract, if the Debtor has other debts due to Party B, Party B has the right to transfer and collect the RMB or other currency in the account opened by the Debtor in China Construction Bank system, which shall be first used to pay off any debts due, and Party A’s guarantee liabilities shall not be reduced and exempted.

Article VII Party A’s Other obligations

I. Party A shall supervise the use (including purpose) of the Debtor’s loan.

II. Party A shall truthfully provide Party B with relevant information such as its property and personal credit, and ensure the accuracy, truthfulness, completeness and validity of the above information; Party A shall not provide any guarantee to any third party beyond its own affordability without Party B’s written consent.

III. If Party A has changed its nationality, domicile, marital status, major diseases, administrative or criminal punishment, major civil legal disputes, deterioration of its financial situation, or lose or may lose the guarantee ability for any reason, it shall immediately notify Party B in writing, and implement the assumption, transfer or inheritance of the guarantee liabilities under this Contract according to Party B’s requirements, or provide new guarantee satisfactory to Party B for the performance of the Master Contract.

IV. In case of merger, division, equity change, increase or decrease of capital, joint venture or joint operation, etc. of the entity where Party A is the controlling shareholder or actual controller, Party A shall timely notify Party B.

Article VIII Other Provisions

I. Transfer and Collection of Payables

Party B has the right to transfer the corresponding amount in RMB or other currencies from the account opened by Party A in China Construction Bank system for all the payables of Party A under this Contract, without prior notice to Party A. Party A is obliged to assist Party B in handling the procedures of foreign exchange settlement and sale or foreign exchange trading, and the exchange rate risk shall be borne by Party A.

II. Use of Party A’s Information

Party A agrees that Party B can query, print and save Party A’s credit status and other personal information through the basic financial credit information database and other legally established credit agencies, and the information obtained through the query can be used to verify the guarantor’s qualification, post loan management, other matters related to the loan and other purposes specified by law. Party A also agrees that Party B will provide Party A’s personal information and credit information (including malicious information) to the basic financial credit information database and other credit agencies established according to law.

III. Announcement for Collection

Party B shall have the right to inform the relevant departments or units of Party A’s breach of contract, and shall have the right to make a public announcement through the news media for collection.

IV. Evidence Validity of Party B’s Records

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records about the principal, interest, expenses and repayment records, the documents and vouchers produced or retained by Party B in the process of Debtor’s withdrawal, repayment, payment of interest and other business, as well as the records and vouchers of Party B’s collection of loans, shall constitute the confirmation evidence effectively proving the credit rights relationship under the Master Contract. Party A shall not raise any objection just on the ground that the above records, documents and vouchers are made or retained by Party B unilaterally.

V. Reservation of Rights

The rights of Party B hereunder shall not affect or exclude any other rights granted by laws, regulations and other contracts. Any tolerance, grace period, preferential treatment, or delay regarding the performance of any rights hereunder shall be deemed neither as waive of the rights and interests hereunder nor as the consent or acceptance for any behaviors violating this Contract. Such tolerance, grace period, preferential treatment, or delay regarding the performance of any rights hereunder shall neither influence, prevent or hinder continuous performance of the rights or performance of other rights nor cause the Party B to assume any rights and obligations, arising thereof, for the Party A.

Even if Party B does not perform or delay the performance of any rights under the Master Contract or does not use up any relief thereunder, Party A’s guarantee liabilities thereunder shall not be reduced and exempted therefore. However, if Party B reduces and exempts the debts hereunder, the Party A’s guarantee liabilities will be reduced and exempted accordingly.

VI. Dissolution or Bankruptcy of the Debtor

After Party A knows that the Debtor has entered the dissolution or bankruptcy procedure, it shall immediately notify Party B to declare its credit rights. Meanwhile, it shall participate in the dissolution or bankruptcy procedure in a timely manner and exercise the recourse right in advance. If Party A knows or should know that the Debtor has entered dissolution or bankruptcy procedures, but fails to exercise the recourse right in advance in time, the losses shall be borne by Party A itself.

Notwithstanding the agreement in Item 2 of Paragraph 5 in this Article, if Party B and the Debtor reach a settlement agreement or agree to a reorganization plan during the Debtor’s bankruptcy proceedings, Party B’s rights under this Contract will not be damaged by the settlement agreement or reorganization plan, and Party A’s guarantee liabilities will not be reduced or exempted. Party A shall not oppose Party B’s claims under the conditions stipulated in the settlement agreement and reorganization plan. For the credit rights that Party B has made concessions to the Debtor during settlement agreement and reorganization plan and has not obtained the settlement, Party B shall still have the right to require Party A to pay.

VII. If Party A or the Debtor fails to comply with laws, regulations or rules on environmental and social risk management, or may bring harm and related risks to the environment and society in the construction, production and business activities (including but not limited to environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation and emission reduction, climate change, etc.), Party B shall have the right to exercise the guarantee right under this Contract in advance and take other relief measures agreed in this Contract or permitted by law.

VIII. In case of any change in Party A’s communication address or contact information, Party A shall immediately notify Party B in writing, and Party A shall bear the legal consequences caused by failure to notify in time.

IX. Dispute Resolution

Any dispute arising from the performance of this Contract can be settled through negotiation. If negotiation fails, it shall be settled as the following method of item 1. During the litigation or arbitration period, the clauses of this Contract that do not involve disputes shall still be performed.

1. Bring a lawsuit to the people’s court where Party B is located.

2. Bring a lawsuit to the people’s court where the Contract is signed.

3. Submit to the Blank Arbitration Commission (place of arbitration is Blank), and conduct arbitration in accordance with the arbitration rules in force at the time of applying for arbitration. The arbitration award is final and binding upon both Both Parties.

X. Conditions for the Contract Entry into Force

This Contract shall come into effect after being signed by Party A or Authorized Agent and being signed or stamped with official seal (or special seal for contract) by Party B’s Person in Charge or Authorized Agent.

XI. This Contract is made in quadruplicate.

XII. Other Matters

(I) Party A and Party B have agreed on the address for service and legal consequences of various notices, agreements, and documents related to this Contract:

1. Address for Service

(1) Party A confirms that its valid address for service is:

No.16, Baisha Futing, Xingzhou Garden, Xihu District, Hangzhou City

(2) Party B confirms that its valid address for service is:

China Construction Bank, Floor 1, Building 18, Hongrui Garden, Nanshan District, Shenzhen City

2. Application of Address for Service

The above addresses for service are applicable to the delivery of various kinds of notices, agreements and documents relevant to the Contract, including but not limited to the delivery of various kinds of notices, agreements during contract performance period, delivery of relevant documents during dispute and the delivery of relevant documents and legal documents in first trial, second trial and executive procedure and other procedures after the dispute’s entering arbitration and civil procedure.

3. Change of Address for Service

(1) If Party A needs to change the address for service, it shall notify Party B in writing 10 working days in advance, and the written notice shall be delivered to the address for service of Party B;

(2) If Party B needs to change the address for service, it shall notify Party A by telephone or e-mail.

(3) If one party changes its address in arbitration or civil litigation, the party shall also perform the obligation of written notice to the arbitration institution and the court.

(4) After one party performs the obligation of sending the notice of change of address according to the above agreement, the address for service after change will be the effective address for service; otherwise the previously confirmed address for service shall still be the effective address for service.

4. Legal Consequences

(1) If the notice, agreement, legal document and other documents are not actually received by the party due to the address for service provided or confirmed by either party is inaccurate, the notice obligation is not fulfilled in time in the above manner after the change of address for service, the party or its designated receiver refuses to receive, etc, in case of service by post, the date of return of documents shall be deemed as the date of service; in case of direct service, the date on which the addresser records the information on the service receipt on the spot shall be deemed as the date of service.

(2) For the above-mentioned address for service, the arbitration institution and the court can directly mail the service, even if the parties fail to receive the documents mailed by the arbitration institution and the court, due to the above agreement, it shall also be deemed as service.

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Article IX Party B’s Handling Bank and Seal Affixing

Party A confirms: after this Contract comes into effect, Party B may entrust Shenzhen Branch of China Construction Bank Corporation and/or one or more of its branches as the handling bank for this Contract. The handling bank has the right to perform its obligations under this Contract in its own name, sign relevant legal documents and enjoy the rights under this Contract, including but not limited to being responsible for the actual performance (all or part), debt collection, litigation/arbitration, execution and other matters of this Contract. If the handling bank has performed Party B’s obligations under this Contract, it shall be deemed that Party B has performed this Contract, and Party A’s obligations and responsibilities shall not be reduced or exempted. Party B or the handling bank shall have the right to affix the official seal, the special seal for relevant business or the special seal for contract of Party B or the handling bank on the relevant materials or certificates.

Article X Party A’s Statement and Guarantee

1. Party A clearly understands the business scope and authority of Party B.

2. Party A has read all the terms of this Contract and the Master Contract, and has paid special attention to the second paragraph of Article VIII of this Contract. As requested by the Party A, Party B has made explanations for the corresponding terms and conditions of this Contract and the Master Contract. Party A has full information and understanding regarding the implication of the terms and conditions and the corresponding legal consequence of this Contract and the Master Contract.

3. Party A has the legal qualification to act as guarantor.

4. Party A confirms that it has fully understood the Debtor’s assets, debts, operation, credit and reputation, whether it has the qualification and authority to sign the Master Contract and all the contents of the Master Contract.

Party A or the authorized agent has checked the name and number of Party A’s certificate on the first page before signing, and confirmed that they are correct.

Party A or Authorized Agent (Signature): Bao Minfei

May 8, 2020

Party B (Seal): Shenzhen Branch of China Construction Bank Corporation (Seal Affixed)

Person in Charge or Authorized Agent (Signature): Wang Ye

May 8, 2020